Exhibit 10.1
AMENDMENT NO.3 TO
THE NORTH AMERICAN COAL CORPORATION
VALUE APPRECIATION PLAN FOR YEARS 2006 TO 2015
(AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008)
     The Compensation Committee of the Board of Directors of The North American Coal Corporation (the “Company”), hereby adopts this Amendment No.3 to The North American Coal Corporation Value Appreciation Plan for Years 2006 to 2015 (Amended and Restated Effective January 1, 2008) (the “Plan”), effective as of January 1, 2010. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
Section 1
The last sentence of Section 6.1 of the Plan is hereby deleted in its entirety and replaced with the following sentences:
“Except as described in the following sentence or as otherwise determined by the Committee, in order to receive an Award for a particular calendar year, the Participant must be employed by the Employers and must be a Participant on December 31st of such year. Notwithstanding the foregoing, if a Participant (A) dies, becomes Disabled or retires (as defined in Section 6.2(a)) during the year and (B) (for Participants other than those who retired in January, 2010 under The Falkirk Mining Company voluntary early retirement program) has been actively employed (excluding “vacation pay-through days”) for at least 90 days during the year, the Participant shall be entitled to a pro-rata portion of the Award for such year. The pro-rata award shall be calculated based on actual company performance for the year determined in accordance with Section 9 of the Plan and shall then be pro-rated based on the number of days the Participant was employed by the Employers during the year (including “vacation pay-through days”).”

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